                                                                    EXHIBIT 10.8

                                                               [Execution Draft]
                             DISTRIBUTION AGREEMENT
                             ----------------------

          THIS DISTRIBUTION AGREEMENT (the "Agreement") is entered into as of November 20, 1998 (the "Effective Date"), between Jutvision Corporation, a Delaware corporation ("Jutvision"), and HomeSeekers.com, Inc., a Nevada corporation ("HomeSeekers").

                                   BACKGROUND

          A. Jutvision uses the Jutvision Technology (as defined below) and provides the Production Services (as defined below).

          B.  HomeSeekers operates the HomeSeekers Sites (as defined below).

          C. Jutvision desires to be the exclusive provider of virtual tour technology and production services for the HomeSeekers Sites.

          IN CONSIDERATION OF THE MUTUAL PROMISES AND COVENANTS CONTAINED HEREIN, AND OTHER GOOD AND VALUABLE CONSIDERATION, THE RECEIPT AND ADEQUACY OF WHICH IS HEREBY ACKNOWLEDGED, THE PARTIES AGREE AS FOLLOWS:

1.        DEFINITIONS
          -----------

          1.1  "Basic Package" means up to four scenes captured in a designated
                -------------
Residential Property and converted into a corresponding number of Jutvision Images.

          1.2  "Broker" means any realtor, real estate broker, real estate
                ------
agent or any other agent or representative acting in a similar capacity, whether an individual or some other type of entity, representing a seller of a Residential Property.

          1.3  "CD ROM Product" means the CD ROM product, tentatively titled
                --------------
"Realty 2000," that HomeSeekers plans to market and distribute to Brokers and that bundles information regarding Jutvision's Production Services and an electronic form for ordering such Production Services.

          1.4  "HomeSeekers Coupons" means the coupons that Brokers will receive
                -------------------
at seminars conducted by HomeSeekers or its representatives that permit such Brokers to order Basic Packages and Upgrade Packages. Each HomeSeekers Coupon will contain a unique coupon number that a Broker will provide to Jutvision for authentication and tracking purposes.

          1.5  "HomeSeekers Sites" means the collection of English and Spanish
                -----------------
language HTML documents residing on servers operated by or for HomeSeekers or its affiliate and accessible on or after the Effective Date by Brokers or the public via the Internet, including those currently accessible at the URL http://www.homeseekers.com.
--------------------------


_______________

/*/Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

          1.6  "HS Originated Order" means any order received by Jutvision for a
                -------------------
Basic Package or Upgrade Package placed by a Broker using a HomeSeekers Coupon or via an electronic order form submitted by means of the CD ROM Product.

          1.7  "Jutvision Image" means an electronic image of a Residential
                ---------------
Property produced by or on behalf of Jutvision.

          1.8  "Jutvision Technology" means software and hardware used to
                --------------------
capture, process and view Jutvision Images.

          1.9  "Net Revenues" means the gross amount received by Jutvision from
                ------------
Brokers for sales of the [*] (i) refunds, discounts, credits and allowances,
(ii) packaging, handling fees, freight, and sales taxes and other governmental charges, and (iii) reasonable provisions for doubtful collections determined in accordance with GAAP.

          1.10 "Production Services" means the services provided by or on
                -------------------
behalf of Jutvision in preparing the Basic Packages and Upgrade Packages.

          1.11 "Residential Property" means any piece of residential real
                --------------------
estate within the Territory, including without limitation new homes, offered for sale or resale.

          1.12 "Service Provider Network" means the network of members
                ------------------------
throughout the Territory with whom Jutvision has entered into agreements to capture images at designated sites on Jutvision's behalf.

          1.13 "[*]" means the [*] Jutvision generally [*] third parties for each Basic Package during a particular time period. As of the Effective Date, the [*]; provided, however, that Jutvision will notify HomeSeekers in writing of [*] in the [*] during the Term.

          1.14 "[*]" means the [*] Jutvision generally [*] third parties for each Upgrade Package during a particular time period. As of the Effective Date, the [*]; provided, however, that Jutvision will notify HomeSeekers in writing of [*] in the [*] during the Term.

          1.15 "Term" means the Initial Term of this Agreement and all Renewal
                ----
Terms, if any, as set forth in Section 6.

          1.16 "Territory" means the United States and its possessions.
                ---------

          1.17 "Transaction Fee" means the fees paid during the Term based on
                ---------------
sales of [*] as provided in Section 4.1.

________________

/*/Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

     1.18 "Upgrade Package" means an addition to a Basic Package
           ---------------
consisting of one additional scene captured at the same designated Residential Property of the Basic Package and converted into one additional Jutvision Image for the scene captured.

2.   PROVISION OF PRODUCTION SERVICES; EXCLUSIVITY
     ---------------------------------------------

     2.1  Sales and Billing.  Jutvision will be responsible for receiving and
          -----------------
fulfilling orders for Basic Packages and Upgrade Packages.

     2.2  Image Capturing, Processing and Posting.  Jutvision will have sole
          ---------------------------------------
responsibility for, and will bear all costs associated with, capturing images at designated sites through its Service Provider Network, processing captured images to create Jutvision Images and posting Jutvision Images to the HomeSeekers Sites. HomeSeekers will permit such postings and will work with Jutvision to maintain the ability of the HomeSeekers Sites to receive such postings throughout the Term.

     2.3  Exclusivity.  During the Term, HomeSeekers will not directly or
          -----------
indirectly (i) promote or market itself or any third party as a provider, for listings in the Territory posted to a HomeSeekers Site, of 360, three-dimensional, virtual reality, virtual tour, virtual walkthrough or other similar images ("Virtual Tour Images"), or technology or production services for such Virtual Tour Images; (ii) provide the services of capturing or processing Virtual Tour Images for listings in the Territory posted to a HomeSeekers Site;
(iii) use the services of, or enter into any arrangement under which services will be provided by, any third party with respect to capturing or processing Virtual Tour Images for listings in the Territory posted to a HomeSeekers Site;
(iv) permit any Virtual Tour Images (other than those supplied by Jutvision) or any site or identity of a third party provider of Virtual Tour Images, or technology or services therefor, to be posted to, linked to or otherwise made accessible through a HomeSeekers Site; or (v) take any other action inconsistent with the parties' understanding hereunder that Jutvision will act as the exclusive provider of Virtual Tour Images, and production services therefor, for listings in the Territory posted to a HomeSeekers Site. In the event that Jutvision fails to use commercially reasonable efforts during the Term to keep the Jutvision Technology competitive with the viewing technology that Jutvision's competitors offer to the mass market at similar price points and for a similar use, HomeSeekers may provide Jutvision with a written notice specifying the steps Jutvision should take to make the Jutvision Technology competitive. If Jutvision fails to take such specified steps or such steps as Jutvision and HomeSeekers subsequently mutually agree upon within ninety (90) days after receiving such written notice, [*].

3.   MARKETING AND PROMOTION
     -----------------------

     3.1  HomeSeekers Obligations.  HomeSeekers agrees to market, promote and
          -----------------------
facilitate sales of the Production Services as follows:

_____________

/*/Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

          (a) HomeSeekers Sites.  HomeSeekers will market and promote the
              -----------------
Production Services on the HomeSeekers Sites. As part of such marketing and promotion, on the "home page" of each of the HomeSeekers Sites, or the page that is first accessed when the URL http://www.homeseekers.com or the URLs of other such sites are designated in an Internet browser, and on pages of the HomeSeekers Sites displaying Jutvision Images, HomeSeekers will display a prominent Jutvision logo that, when clicked on, links to an HTML page located at a URL supplied by Jutvision. HomeSeekers agrees not to display any advertisements of any competitor of Jutvision on any HomeSeekers Site without the prior approval of Jutvision.

          (b) Seminars and Trade Shows.  At seminars HomeSeekers or its
              ------------------------
representatives conduct with Brokers, HomeSeekers or its sales representatives will distribute to Brokers HomeSeekers Coupons and marketing materials created by Jutvision that promote and highlight the advantages of the Production Services.

          (c) CD ROM Products.  HomeSeekers will distribute CD ROM Products to
              ---------------
Brokers throughout the Term. The main menu or screen displayed in all such CD ROM Products will contain a button that links to information on the CD ROM Products about Jutvision's Production Services and to an electronic order form on the CD ROM Products permitting Brokers to submit to Jutvision via the Internet orders for Basic Packages and Upgrade Packages. Such button, which at Jutvision's election may be an animated .gif image, will be at least as prominent in size, usage and placement as buttons or links for any other products or services of third parties bundled on the CD ROM Products. HomeSeekers agrees that Jutvision is the exclusive provider of Virtual Tour Images with respect to the CD ROM Products and agrees not to include in any CD ROM Product any information, order forms or other references to any technology or production services for Virtual Tour Images of any third party.

          (d) Email and Direct Marketing.  HomeSeekers agrees to include in
              --------------------------
email and direct marketing that it generates from time to time a section, reasonably satisfactory to Jutvision, highlighting the availability and features of the Production Services. In addition, HomeSeekers will permit Jutvision to post email messages, written by Jutvision and containing marketing information regarding the Production Services, through servers controlled by HomeSeekers at least [*].

          (e) HomeSeekers shall cooperate with Jutvision in the performance of Jutvision's obligations under this Agreement.

     3.2  Additional Obligations.  The parties will, from time to time, use
          ----------------------
reasonable efforts to cooperate in joint marketing efforts for the Production Services on such terms and conditions as are mutually agreed. Each party will assign a project manager to act as the primary liaison with respect to the relationship provided for hereunder, and all discussions between the parties

_____________

/*/Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

with respect to the respective performance of obligations hereunder will be conducted by these project managers or their designees.

4.   FEES
     ----

     4.1  Transaction Fees.  During the Term, each party will pay Transaction
          ----------------
Fees to the other as follows:

          (a) With respect to the [*] fulfilled by Jutvision during the Term:

                         (i)    HomeSeekers will pay to Jutvision [*], plus
applicable sales tax, for each [*] that Jutvision provides to a Broker in fulfillment of a [*]

                         (ii)   Jutvision will pay to HomeSeekers for each semi-
monthly period [*] for [*] sold to a Broker during such period, for which revenue is collected, in fulfillment of an electronic order received [*] for [*] sold to a Broker during such period, for which revenue is collected, in fulfillment of an electronic order received [*].

          (b) With respect to [*] fulfilled by Jutvision during the Term in excess of [*]:

                         (i)    HomeSeekers will pay to Jutvision (x) [*],
plus applicable sales tax, for [*] that Jutvision provides to a Broker in fulfillment of a [*] minus [*] for each [*] so provided [*] from sales of [*] so provided, calculated at the [*], and (y) the [*], plus applicable sales tax, for each [*] so provided [*] from sales of [*] so provided, calculated at [*].

                         (ii)   Jutvision will pay to HomeSeekers for each semi-
monthly period (x) the [*] for each [*] sold to a Broker during such period, for which revenue is collected, in fulfillment of an electronic order received via the [*] from sales of [*] so sold during such period and (y) the [*] for each [*] sold to a Broker during such period, for which revenue is collected, in fulfillment of an electronic order received via the [*] from sales of [*] so sold during such period.

The parties acknowledge that the differences between the Transaction Fees paid in 4.1(a) and 4.1(b) account for the [*] Jutvision will receive through HomeSeekers' inclusion of information pertaining to the Production Services in the [*]. The foregoing sentence does not state any additional obligation or liability with respect to either party.

_______________

/*/Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

          (c) With respect to all sales of Production Services by Jutvision that do not directly result from [*], Jutvision will pay to HomeSeekers for each semi-monthly period [*] for each [*] it [*] during such period and [*] for each [*] it [*] during such period.

          (d) No Transaction Fees will be due hereunder (i) with respect to Production Services or Jutvision Images sold to third parties other than as expressly set forth above and (ii) with respect to any Production Services Jutvision distributes free of charge on a promotional basis.

     4.2  Invoices; Reports; Payment of Fees.  Except as otherwise provided in
          ----------------------------------
Section 4.2(a), calculation of Transaction Fees will commence semi-monthly as provided above. The parties shall issue invoices and reports and make payments of fees as follows:

          (a) HomeSeekers Coupons.  Jutvision will promptly send HomeSeekers the
              -------------------
tracking number of each HomeSeekers Coupon it has been requested to fulfill together with a description of the Production Services to be provided in fulfillment of such HomeSeekers Coupon. Within twenty-four (24) hours after receiving each such tracking number, HomeSeekers will [*] specified in Sections 4.1(a)(1) or 4.1 (b)(1), as applicable; alternatively, HomeSeekers may, as Jutvision in its sole discretion deems acceptable, [*] in some other form of [*] or furnish other [*] to Jutvision prior to Jutvision's fulfillment of such HomeSeekers Coupon. In the event HomeSeekers sells a HomeSeekers Coupon for a Basic Package as a standalone product, HomeSeekers agrees that [*] for any such HomeSeekers Coupon will [*]. In the event HomeSeekers sells a HomeSeekers Coupon for an Upgrade Package as a standalone product, HomeSeekers further agrees that [*] for such HomeSeekers Coupon will [*].

          (b) CD ROM Products Sales.  Jutvision will make all payments of
              ---------------------
Transaction Fees payable pursuant to Sections 4.1(a)(ii) and 4.1(b)(ii) twice monthly; provided, however, that Jutvision will not be required to pay any such Transaction Fees on particular sales of Basic Packages and Upgrade Packages until [*] or [*] from Brokers for such Basic Packages and Upgrade Packages have been fully credited to Jutvision. With each semi-monthly payment, Jutvision will provide a report stating (i) the number of Basic Packages and Upgrade Packages sold in accordance with Sections 4.1(a)(ii) and 4.1(b)(ii) during the period and providing a calculation of the Transaction Fees payable.

          (c) Non-HS Originated Orders.  Jutvision will make all payments of
              ------------------------
Transaction Fees payable pursuant to Section 4.1(c) twice monthly. With each semi-monthly payment, Jutvision will provide a report stating (i) the number of Basic Packages and Upgrade Packages posted to HomeSeekers Sites during the period and providing a calculation of the Transaction Fees payable.

_____________________

/*/Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

     4.3  Inspection of Records.  HomeSeekers will have the right, at its own
          ---------------------
expense and not more than once in any twelve (12) month period, to authorize an independent auditor reasonably acceptable to both parties to inspect those accounting records of Jutvision necessary to verify the accuracy of fees paid or invoiced by Jutvision under the terms of this Agreement, provided that such independent auditor has executed a confidentiality agreement with respect to such records that is reasonably acceptable to Jutvision. Such inspections will take place during Jutvision's normal business hours, upon not less than twenty
(20) days' prior written to Jutvision and on a date mutually agreed upon by the parties.

5.   PROPRIETARY RIGHTS
     ------------------

     5.1  Jutvision for Java Software.  Jutvision hereby grants to HomeSeekers a
          ---------------------------
nonexclusive, worldwide, royalty-free license to use the Jutvision for Java software during the Term, in object code only, to display Jutvision Images on the HomeSeekers Sites. The foregoing license is subject to all of the terms and conditions set forth in the Jutvision for Java License Agreement attached hereto as Exhibit A.

     5.2  Jutvision Images.
          ----------------

          (a) All Jutvision Images, whether or not produced for HomeSeekers customers and whether or not posted to a HomeSeekers Site, are, and at all times will remain, the exclusive property of Jutvision, and no provision of this Agreement implies any transfer to HomeSeekers of any ownership interest in any Jutvision Image. Despite Jutvision's ownership of the Jutvision Images, however, Jutvision will not impair the ability of Brokers to link to or otherwise use the Jutvision Images in accordance with Jutvision's standard terms and conditions governing the sale of Basic Packages and Upgrade Packages.

          (b) Jutvision hereby grants to HomeSeekers a nonexclusive, worldwide, royalty-free, nontransferable license to display, perform and reproduce Jutvision Images on the HomeSeekers Sites solely for the purposes contemplated in this Agreement. HomeSeekers will not distribute, modify, edit, or prepare derivative works from the Jutvision Images without the prior written permission of Jutvision. The foregoing license does not include any right to grant or authorize sublicenses.

     5.3  Trademarks.
          ----------

          (a)  Jutvision Marks.
               ---------------

               (i) Jutvision owns and at all times will continue to own the trademarks, service marks and/or trade names JUTVISION and the Jutvision logo (the "Jutvision Marks"). HomeSeekers will not take any actions inconsistent with Jutvision's ownership rights.

               (ii) Subject to the restrictions set forth herein, Jutvision hereby grants HomeSeekers a nonexclusive, worldwide, royalty-free, fully paid up, nontransferable right to use the Jutvision Marks, during the term of this Agreement, solely in connection with promotion and marketing of the Production Services as provided in Section 3. HomeSeekers' use of the Jutvision Marks will not create in HomeSeekers any right, title or interest therein or thereto. All use by HomeSeekers of the Jutvision Marks will inure to the exclusive benefit of Jutvision. At Jutvision's reasonable request, HomeSeekers will assist Jutvision with the protection and maintenance of the Jutvision Marks. HomeSeekers may only use the Jutvision Marks as expressly permitted herein. HomeSeekers agrees to use the Jutvision Marks in a manner commensurate with the style, appearance and quality of Jutvision's services and/or products bearing such marks.

          (b)  HomeSeekers Marks.
               -----------------

               (i) HomeSeekers owns and at all times will continue to own the Private Brand and the trademarks, service marks and/or trade names HOMESEEKERS.COM as well as those outlined in Exhibit B (the "HomeSeekers Marks"). Jutvision will not take any actions inconsistent with HomeSeekers' ownership rights.

               (ii) Subject to the restrictions set forth herein, HomeSeekers hereby grants Jutvision a nonexclusive, worldwide, royalty-free, fully paid up, nontransferable right to use the HomeSeekers Marks, during the term of this Agreement, solely in connection with promotion and marketing of the Production Services. Jutvision's use of the HomeSeekers Marks will not create in Jutvision any right, title or interest therein or thereto. All use by Jutvision of the HomeSeekers Marks will inure to the exclusive benefit of HomeSeekers. At HomeSeekers' reasonable request, Jutvision will assist HomeSeekers with the protection and maintenance of the HomeSeekers Marks. Jutvision may only use the HomeSeekers Marks as expressly permitted herein. Jutvision agrees to use the HomeSeekers Marks in a manner commensurate with the style, appearance and quality of HomeSeekers' services and/or products bearing such marks.

     5.4  Limitation on Grant of Rights.  Except as expressly provided herein,
          -----------------------------
neither party receives any other right or license to the technology or intellectual property of the other party.

6.   TERM AND TERMINATION
     --------------------

     6.1  Term.  Unless earlier terminated as set forth below, this Agreement
          ----
will become effective upon the Effective Date and continue for a period of three
(3) years (the "Initial Term"). Thereafter, this Agreement will automatically renew for successive one (1) year periods (each a "Renewal Term") unless either party notifies the other in writing not less than sixty (60) days prior to the end of the then-current term of its intention to terminate this Agreement as of the end of such term.

     6.2  Termination.  This Agreement will terminate, without notice, (i) upon
          -----------
the institution by or against either party of insolvency, receivership or bankruptcy proceedings or any other proceedings for the settlement of the party's debts, (ii) upon either party's making an assignment of substantially all of its assets for the benefit of creditors, or (iii) upon either party's dissolution or cessation of business. HomeSeekers may terminate this Agreement in the event technical problems or problems with the Jutvision Technology cause Jutvision to materially fail to perform any of its obligations or undertakings under Section 2.2, and Jutvision fails to remedy such default within ninety (90) days after being notified by HomeSeekers of such failure.

     6.3  Effects of Termination.  Upon expiration or termination of this
          ----------------------
Agreement:

          (a) Jutvision will cease all use of the HomeSeekers Marks;

          (b) Commensurate with the quality of services provided prior to such expiration or termination, Jutvision will continue to provide Production Services and support to third parties who purchased such Production Services prior to such expiration or termination;

          (c) HomeSeekers will cease all use of the Jutvision Marks, the Jutvision Technology and the Jutvision Images and shall purge all Jutvision Technology and Jutvision Images from its servers; provided, however, that, following any expiration or termination, the licenses granted above under Sections 5.1 and 5.2 shall survive for a period of [*] thereafter with respect to Jutvision for Java and Jutvision Images provided to HomeSeekers hereunder prior to expiration or termination, to the extent that such Jutvision Images accompany listings on the HomeSeekers Sites and such Jutvision for Java is necessary to display such Jutvision Images.

          (d) Each party will promptly destroy or return any Confidential Information of the other party in its possession.

     6.4  Survival of Certain Terms.  The provisions of Sections 5.2(a),
          -------------------------
5.3(a)(i), 5.3(b)(i), 5.4, 6.3, 6.4, 7, 8, 9, 10, 11.1, 11.2, 11.3, 11.4, 11.5,
11.7, 11.8, 11.9, 11.10 and 11.11, and the provisions of Exhibit A specified therein to survive, will survive the expiration or termination of this Agreement for any reason. All other rights and obligations of the parties will cease upon expiration or termination of this Agreement.

7.   CONFIDENTIALITY
     ---------------

     7.1  Definition.  "Confidential Information" means any trade secrets,
          ----------
confidential data or other confidential information relating to or used in the business of the other party (the "Disclosing Party"), that a party (the "Receiving Party") may obtain from the Disclosing Party during the Term (the "Confidential Information"), except as herein provided, and that is marked "Confidential," "Proprietary" or in a similar manner to indicate its confidential nature. Confidential Information may also include oral information disclosed pursuant to this Agreement, provided that such information is designated as confidential at the time of disclosure and confirmed in writing as confidential within thirty (30) days after its oral disclosure, which is marked in a manner to indicate its confidential nature and delivered to the Receiving Party. The terms of this Agreement and the existence of this Agreement will constitute Confidential Information.

________________

/*/Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

     7.2  General.  Subject to Section 11.2, each party agrees to treat the
          -------
other party's Confidential Information with the same degree of care as it maintains its own information of a similar nature. Without limiting the foregoing, subject to Section 11.2, each party will use at least the same procedures and degree of care which it uses to protect the confidentiality of its own confidential information of like importance, and in no event less than reasonable care.

     7.3  Exceptions.  The foregoing restrictions will not apply to information
          ----------
that (i) is known to the Receiving Party at the time of disclosure by the disclosing party; (ii) is or becomes publicly known through no wrongful act of the Receiving Party; (iii) is rightfully received from a third party without restriction; (iv) is independently developed by the Receiving Party; (v) has been approved for release by written authorization of the Disclosing Party; (vi) is not marked or similarly designated as confidential, and is provided for a purpose or in a manner that reasonably contemplate, or would naturally be understood to contemplate, disclosure or use by others; and (vii) is disclosed pursuant to a valid order of any governmental authority provided that the party intending to make disclosure in such circumstances has given the other party prompt notice prior to making such disclosure so that such party may seek a protective order or other appropriate remedy prior to such disclosure.

8.   REPRESENTATIONS AND WARRANTIES
     ------------------------------

     8.1  Each party represents and warrants to the other that:

          (a) it is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation set forth above and is duly qualified and authorized to do business as a foreign corporation in good standing in all jurisdictions in which the nature of its assets or business requires such qualification;

          (b) it has full right, power and authority to enter into this Agreement and to perform all of its obligation hereunder;

          (c) its execution, delivery and performance of this Agreement have been duly and properly authorized by all necessary actions and this Agreement constitutes its valid and binding obligation, enforceable against it in accordance with its terms; and

          (d) its execution, delivery and performance of this Agreement will not, with or without the giving of notice or passage of time, or both, conflict with, or result in a default or loss of rights under, any provision of its certificate of incorporation or by-laws or any other material agreement or understanding to which it is a party or by which it or any of its material properties may be bound.

     8.2  Disclaimer.  THE WARRANTIES PROVIDED BY THE PARTIES HEREIN ARE THE
          ----------
ONLY WARRANTIES PROVIDED BY THE PARTIES WITH RESPECT TO THE SUBJECT MATTER OF THIS AGREEMENT. SUCH WARRANTIES ARE IN LIEU OF ALL OTHER WARRANTIES BY THE PARTIES, EXPRESS OR IMPLIED, INCLUDING ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A

PARTICULAR PURPOSE, WITH RESPECT TO THE SUBJECT MATTER OF THIS AGREEMENT.

9.   INDEMNIFICATION
     ---------------

     9.1 Each party (the "Indemnifying Party") will indemnify, defend and hold harmless the other party and its officers, directors, agents, employees, successors and permitted assigns (hereinafter collectively the "Indemnified Party") from and against any and all losses, claims, suits, proceedings, liabilities, expenses (including reasonable attorneys' fees and expenses), causes of action, damages and costs (collectively "Claims") arising out of or in connection with the breach, potential breach or inaccuracy of, or failure to comply with, any of the representations and warranties contained in Section 8 on the part of the indemnifying Party.

     9.2 Any Indemnified Party entitled to indemnification under this Section will give prompt notice to the indemnifying Party of any Claim with respect to which it seeks indemnification, but the failure to so notify the Indemnifying Party shall not relieve the Indemnifying Party of any liability except to the extent that it is actually prejudiced by such delay. The Indemnifying Party shall assume, at its sole cost and expense, the defense of such Claim with counsel reasonably satisfactory to the Indemnified Party. The Indemnifying Party will not be subject to any liability for any settlement made without its consent. The Indemnifying Party shall not, without consent of the Indemnified Party, effect any settlement or discharge or consent to the entry of any judgment, unless such settlement or judgment includes as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a general release from all liability in respect of such claim or litigation.

10.  LIMITATION OF LIABILITY
     -----------------------

     EXCEPT WITH RESPECT TO EACH PARTY'S INDEMNIFICATION OBLIGATIONS SET FORTH IN SECTION 9 OR A BREACH BY EITHER PARTY OF ITS OBLIGATIONS DESCRIBED IN SECTION
2.3 OR 7, IN NO EVENT WILL EITHER PARTY BE LIABLE TO THE OTHER FOR LOST PROFITS OR ANY FORM OF INDIRECT, SPECIAL, INCIDENTAL, OR CONSEQUENTIAL DAMAGES OF ANY CHARACTER FROM ANY CAUSES OF ACTION OF ANY KIND WITH RESPECT TO THIS AGREEMENT WHETHER BASED ON BREACH OF CONTRACT, TORT (INCLUDING NEGLIGENCE), OR OTHERWISE, AND WHETHER OR NOT THE OTHER PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGE.

11.  GENERAL PROVISIONS
     ------------------

     11.1 Independent Contractors.  The relationship of Jutvision and
          -----------------------
HomeSeekers established by this Agreement is that of independent contractors, and nothing contained in this Agreement will be construed to (i) give either party the power to direct and control the day-to-day activities of the other,
(ii) constitute the parties as partners, joint venturers, co-owners or otherwise as participants in a joint undertaking, or (iii) allow either party to create or assume any obligation on behalf of the other for any purpose whatsoever. All financial and other obligations associated with a party's business are the sole responsibility of that party.

     11.2 Press Plans.  The parties agree to participate in a joint press
          -----------
announcement regarding the relationship entered into hereunder that will take place on a mutually agreed upon date. The parties shall agree to the form and content of the joint press release. Either party may issue its own press release, subject to the other party's prior approval, not to be unreasonably withheld, of the content within the release. Each party will furnish its written acceptance of or objection to any proposed announcement within forty-eight (48) hours.

     11.3 Governing Law.  This Agreement will be governed by and construed under
          -------------
the laws of the State of California without reference to conflict of laws principles.

     11.4 Entire Agreement.  This Agreement sets forth the entire agreement and
          ----------------
understanding of the parties relating to the subject matter herein and merges all prior discussions between them. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, will be effective unless in writing signed by the party to be charged.

     11.5 Notices.  Any notice required or permitted by this Agreement will be
          -------
deemed given if sent by registered mail, postage prepaid, addressed to the other party at the address set forth below or at such other address for which such party gives notice hereunder. Delivery will be deemed effective three (3) days after deposit with postal authorities.

          If to HomeSeekers:       Chief Executive Officer
                                   HomeSeekers.com, Inc.
                                   2241 Park Place
                                   Suite E
                                   Minden, NV 89423-8602

          If to Jutvision:         Chief Executive Officer
                                   Jutvision Corporation
                                   124 University Avenue
                                   Suite 202
                                   Palo Alto, CA 94301

     11.6 Force Majeure.  Nonperformance of either party will be excused to the
          -------------
extent that performance is rendered impossible by storm, lockout or other labor trouble, riot, war, rebellion, strike, fire, flood, accident or other act of God, governmental acts, orders or restrictions, or any other reason where failure to perform is beyond the control and not caused by the gross negligence or willful misconduct of the non-performing party.

     11.7 Non-Assignability and Binding Effect.  Except as expressly provided
          ------------------------------------
herein, this Agreement may not be assigned or transferred, or may any right or obligation hereunder be assigned or delegated, to a third party by either party without the prior written consent of the other party hereto. Notwithstanding the foregoing, either party may assign this Agreement or assign or delegate its rights and obligations under this Agreement to a successor to all or substantially all of its business or assets relating to this Agreement whether by sale, merger, operation of law or otherwise. Subject to the foregoing, this Agreement will be binding upon and inure to the benefit of the parties hereto, their successors and assigns.

     11.8   Modification; Waiver.  No modification of or amendment to this
            --------------------
Agreement, nor any waiver of any rights under this Agreement, will be effective unless in writing signed by the party to be charged, and the waiver of any breach or default will not constitute a waiver of any other right hereunder or any subsequent breach or default.

     11.9   Headings.  The headings to the sections and subsections of this
            --------
Agreement are included merely for convenience of reference and will not affect the meaning of the language included therein.

     11.10  Severability.  In the event that it is determined by a court of
            ------------
competent jurisdiction as part of a final nonappealable ruling, government action or binding arbitration, that any provision of this Agreement (or part thereof) is invalid, illegal, or otherwise unenforceable, such provision will be enforced as nearly as possible in accordance with the stated intention of the parties, while the remainder of this Agreement will remain in full force and effect and bind the parties according to its terms. To the extent any provision (or part thereof) cannot be enforced in accordance with the stated intentions of the parties, such provision (or part thereof) will be deemed not to be a part of this Agreement.

     11.11  Counterparts; Facsimile Signatures.  This Agreement may be executed
            ----------------------------------
by exchange of signature pages by facsimile and/or in two or more counterparts, each of which will be deemed an original.

     IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the day and year first above written.


JUTVISION CORPORATION               HOMESEEKERS.COM, INC.


By:__________________________       By:__________________________

Title:_______________________       Title:_______________________

Date:________________________       Date:________________________

                                   EXHIBIT A
                                   ---------


                      Jutvision for Java License Agreement


If you download, install, copy, or in any other way obtain Jutvision class files or software, you indicate that you consent to the terms listed.

Jutvision Corporation  ("JUTVISION")
Jutvision(R) for Java License Agreement

By installing or using these Jutvision for Java Class Files and/or Jutvision Demo (the "Software"), you indicate your agreement to the terms of this license agreement. If you do not agree to the terms herein, you are not authorized to copy or use the Software.

Limited Warranty and Limitation of remedies:

NO WARRANTIES. TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, JUTVISION CORPORATION EXPRESSLY DISCLAIMS ANY WARRANTY FOR SOFTWARE. THE SOFTWARE AND ANY RELATED DOCUMENTATION IS PROVIDED "AS IS" WITHOUT WARRANTY OF ANY KIND, EITHER EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, THE IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. THE ENTIRE RISK ARISING OUT OF USE OR PERFORMANCE OF THE SOFTWARE REMAINS WITH YOU.

NO LIABILITY FOR DAMAGES. TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, NEITHER JUTVISION CORPORATION NOR ITS CLIENTS SHALL BE LIABLE FOR ANY DAMAGES WHATSOEVER (INCLUDING, WITHOUT LIMITATION, DAMAGES FOR LOSS OF BUSINESS PROFIT, BUSINESS INTERRUPTION, LOSS OF BUSINESS INFORMATION, OR ANY OTHER PECUNIARY
LOSS) ARISING OUT OF THE USE OR INABILITY TO USE THIS SOFTWARE, EVEN IF JUTVISION CORPORATION HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. BECAUSE SOME STATES/PROVINCES JURISDICTIONS DO NOT ALLOW THE EXCLUSION OR LIMITATION OF LIABILITY FOR CONSEQUENTIAL OR INCIDENTAL DAMAGES, THE ABOVE LIMITATION MAY NOT APPLY TO YOU.

CUSTOMER REMEDIES. JUTVISION CORPORATION'S ENTIRE LIABILITY AND YOUR EXCLUSIVE REMEDY SHALL NOT EXCEED THE PRICE PAID FOR THE SOFTWARE PRODUCT.

ATTENTION: USE OF THE SOFTWARE IS SUBJECT TO THE JUTVISION SOFTWARE LICENSE TERMS SET FORTH BELOW. USING THE SOFTWARE INDICATES YOUR ACCEPTANCE OF THESE LICENSE TERMS. IF YOU DO NOT ACCEPT THESE LICENSE TERMS, YOU ARE NOT AUTHORIZED TO USE THIS SOFTWARE.

JUTVISION(R) FOR JAVA CLASS FILE LICENSE TERMS

The following License Terms govern your use of the accompanying Jutvision for Java Class Files ("Software").

License Grant. JUTVISION grants you a license to use one copy of the Software. "Use" means storing, loading, installing, executing or displaying the Software. You may not modify the Software or disable any licensing or control features of the Software.

Ownership. The Software is owned and copyrighted by JUTVISION. Your license confers no title to, nor ownership in, the Software and is not a sale of any rights in the Software.

Copies and Adaptations. You may only make copies or adaptations of the Software for archival purposes or when copying or adaptation is an essential step in the authorized Use of the Software. You must reproduce all copyright notices in the original Software on all copies or adaptations. You may not copy the Software onto any network. Class files are only permitted to be transferred when they are called on by a "requesting" server in the normal course of Java Applet execution. Distribution of the Jutvision for Java Class files is not permitted

File Format. The Software may only be used to read .jut files, a file format proprietary to JUTVISION CORPORATION.

LINKS, REPRESENTATION & SPLASH SCREEN: Any Web site that uses the Software must provide a visible link to either Jutvision scenes on that site, or directly to http://www.jutvision.com. The image displayed when loading each scene ("JUTVISION SPLASH SCREEN") may not be tampered with in any way and must be fully visible upon loading of each Jutvision scene. In no way may the JUTVISION SPLASH SCREEN and/or Jutvision logo be obstructed by any other images, frames, tables or any other HTML or JavaScript code.

NO DISASSEMBLY OR DECRYPTION: You may not disassemble or decompile the Software including single Jutvision Java Class files under any circumstances. The disassembly or decryption of any Jutvision Java Class file will result in a breach of this agreement.

TRANSFER. Your license will automatically terminate upon any transfer of the Software other than the copying and server rights noted above.

TERMINATION. JUTVISION CORPORATION may terminate your license upon notice for failure to comply with any of these License Terms. Upon termination, you must immediately destroy the Software, together with all copies, adaptations and merged portions in any form. Failure to do so will result in immediate legal action.

EXPORT REQUIREMENTS. You may not export or re-export the Software or any copy or adaptation in violation of any applicable laws or regulations.

U.S GOVERNMENT RESTRICTED RIGHTS: The Software and any accompanying documentation have been developed entirely at private expense. They are delivered and licensed as "commercial computer software" as defined in DFARS 252.227-7013 (Oct 1988), DFARS 252.211-7015 (May 1991) or DFARS 252.227-7014
(Jun 1995), as a "commercial item" as defined in FAR 2.101(a), or as "Restricted computer software" as defined in FAR 52.227-19 (Jun 1987)(or any equivalent agency regulation or contract clause), whichever is applicable. You have only those rights provided for such Software and any accompanying documentation by the applicable FAR or DFARS clause or the Jutvision Corporation standard software agreement for the product involved.

If you have any questions regarding this Agreement or if you wish to request any information from Jutvision Corporation, please contact the firm in writing:

Jutvision Corporation
20 Toronto Street
Suite 520
Toronto Ontario
Canada
M5C 2B8
Fax: 416-368-3086

                                   EXHIBIT B


                               HomeSeekers Marks

HomeSeekers.com

RentSeekers.com
CommercialSeekers.com
LandSeekers.com
ResortSeekers.com
EstateSeekers.com
ReoSeekers.com
NewHomeSeekers.com
CabinSeekers.com
GolfSeekers.com
BoatSeekers.com
TruckSeekers.com
AgentSeekers.com
InsuranceSeekers.com
AutomotiveSeekers.com
OfficeSeekers.com
EmployementSeekers.com
FoodSeekers.com